CONSENT TO SUBLEASE

            THIS AGREEMENT is entered into as of the 23rd day of September, 2002, by and among PACIFIC SPEAR CORPORATION, a Delaware corporation ("Landlord") and PROVIDIAN FINANCIAL, INC., a Delaware corporation ("Tenant"), and EVOLVE SOFTWARE, INC., a Delaware corporation ("Subtenant") with reference to the following facts:

            A.        On December 30, 1993, Tenant (then known as First Deposit Corporation) and Shuwa Investments Corporation ("Shuwa"), one of Landlord's predecessors in interest, as landlord, entered into that certain Office Lease, which has been subsequently amended by (i) that certain First Amendment to Office Lease, dated May 6, 1994, between Shuwa and Tenant (then known as First Deposit Corporation), (ii) that certain Office Lease Occupancy Agreement dated September 14, 1995, between Shuwa and Tenant (then known as Providian Bancorp, Inc.), (iii) that certain tenet agreement dated February 13, 1996, between North American Building Management Corporation, formerly known as Shuwa Management Corporation, and Tenant (known as Providian Bancorp Inc.), (iv) that certain Second Amendment to Office Lease, dated February 20, 1996, between Shuwa and Tenant (then known as Providian Bancorp, Inc.), (v) that certain Third Amendment to Office Lease dated May __, 1997, between Shuwa and Tenant (then known as Providian Bancorp Inc.), (vi) that certain Fourth Amendment to Office Lease dated December 20, 1999, between 150 Spear, LLC, one of Landlord's predecessors in interest, as landlord, and Tenant, (vii) that certain Fifth Amendment to Office Lease, dated January 12, 2000 between 150 Spear, LLC  and Tenant, and (viii) that certain Sixth Amendment to Office Lease, dated February 1, 2000, between 150 Spear, LLC and Tenant (collectively, the "Master Lease"), pursuant to which Tenant leased approximately 80,506 rentable square feet on the 2nd, 7th, 8th, 9th, 10th and 11th floors of 150 Spear Street, San Francisco, California (the "Building"). On July 24, 1998, 150 Spear, LLC purchased the Building from Shuwa and acquired Shuwa's interest in the Master Lease. On January 5, 2001, Pacific Spear Corporation purchased the Building from 150 Spear, LLC and acquired 150 Spear, LLC's interest in the Master Lease.

            B.         Tenant and Subtenant now desire to enter into a sublease (the "Sublease") for approximately 25,000 rentable square feet located on the 10th and 11th floors (the "Sublet Premises") of the Building, a copy of which Sublease is attached hereto as Exhibit A and incorporated herein, and the Sublet Premises are more particularly described in the Sublease.

C. Pursuant to the terms of the Master Lease, as the same may have been amended to the date hereof, Tenant has requested Landlord's consent to the Sublease.

            NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord hereby consents to the Sublease subject and obligated to the following express terms and conditions to each of which Tenant and Subtenant expressly agree:

            1.         The Sublease is subject, obligated and subordinate to the Master Lease and to all its terms, covenants, conditions, provisions and agreements and to all matters to which the Master Lease is subject and subordinate.

            2.         Subtenant shall perform faithfully and be bound by all of the terms, covenants, conditions, provisions and agreements of the Master Lease, for the period covered by the Sublease, but only to the extent applicable to the Sublet Premises.

3. Neither the Sublease nor this Consent thereto shall:

(a) release or discharge Tenant from any liability whether past, present or future, under the Master Lease;

                        (b) operate as an approval by Landlord to or for any specific terms, covenants, conditions, provisions, or agreements of the Sublease or as a representation or warranty by Landlord, and Landlord shall not be bound or estopped thereby;

                        (c) be construed to modify, waive or affect any of the terms, covenants, conditions, provisions or agreements of the Master Lease, or to waive any present or future breach thereof or any of Landlord's rights, or to enlarge or increase Landlord's obligations;

                        (d)  be construed as a consent by Landlord to any further subletting either by Tenant or by Subtenant or to any assignment by Tenant of the Master Lease or assignment by Subtenant of the Sublease, whether or not the Sublease purports to permit the same and, without limiting the generality of the foregoing, both Tenant and Subtenant agree that Subtenant has no right whatsoever to assign, mortgage or encumber the Sublease nor to sublet any portion of the Sublet Premises or permit any portion of the Sublet Premises to be used or occupied by any other party; further, in connection herewith, both Tenant and Subtenant agree that an assignment by operation of law or a direct or indirect transfer of control of Subtenant (including but not limited to a direct or indirect transfer of the control of Subtenant (including but not limited to a direct or indirect transfer of the controlling interest of the stock of Subtenant, if Subtenant is a corporation) shall be deemed to be an assignment hereunder which requires the consent of Landlord, which may be granted or withheld at Landlord's reasonable discretion; or

                        (e)  be deemed to create a privity of contract between Landlord and Subtenant, to make Subtenant a third party beneficiary of the provisions of the Master Lease, or to create or permit any direct right of action by Subtenant against Landlord breach of the covenant of quiete enjoyment or any other covenant of Landlord under the Master Lease.

            4.         Any breach or violation of any provision of the Master Lease by Subtenant shall be deemed to be and shall constitute a default by Tenant in fulfilling such provision. Tenant shall not be released from any liability under the Master Lease because of Landlord's failure to give notice of default under or in respect of any of the terms, covenants, conditions, provisions or agreements of the Master Lease.

2

            5.         Tenant hereby assigns and transfers to Landlord the Tenant's interest in the Sublease, all rentals and income arising therefrom, and all security deposits (whether in the form of cash or a letter of credit) provided by Subtenant pursuant thereto, as security for the timely performance by Tenant of its obligations under the Master Lease, subject to the terms of this Agreement.  Such assignment is absolute and unconditional.  Landlord, by consenting to the Sublease agrees this until the occurrence of a breach or default in the performance of Tenant's obligations under the Master Lease, Tenant may receive, collect and enjoy the rents paid under the Sublease.  In the event the Tenant shall default in the performance of its obligations to Landlord under the Master Lease (whether or not Landlord terminates the Master Lease and elects to cause Subtenant to ??? to Landlord as provided in Section 8 below), Landlord may, at its option, by giving written notice to Tenant and Subtenant stating that a breach or default exists in the performance of Tenant's obligations under the Master Lease, require Subtenant to pay to Landlord the rents and any other sums due and to become due under the Sublease.  Tenant hereby irrevocably authorizes and directs Subtenant, upon receipt of any written notice from Landlord stating that a breach or default exists in the performance of Tenant's obligations under the Master Lease, to pay to Landlord the rents and any other sums due and to become due under the Sublease.  Tenant agrees the Subtenant shall have the right to unconditionally rely upon any such written notice from Landlord, and that Subtenant shall pay any such rents and any other sums due and to become due under the Sublease to Landlord without any obligation or right to inquire as to whether such breach or default exists under the Master Lease and notwithstanding any notice from or claim from Tenant to the contrary.  Tenant shall not have any right or claim against Subtenant for any such rents or any other sums so paid by Subtenant to Landlord pursuant to any such notice. Landlord shall credit Tenant with any rents or sums received by Landlord from Subtenant pursuant to any such notice but the acceptance of any payment of rents or other sums from the Subtenant as the result of any such default shall in no manner whatsoever be deemed a waiver by Landlord of any provision of the Master Lease, or release Tenant from any liability under the terms, covenants, conditions, provisions or agreements under the Master Lease. No payment of rents or any other sums by the Subtenant directly to the Landlord, regardless of the circumstances or reasons therefor, will be deemed an attornment by the Subtenant to Landlord or a recognition of Subtenant by Landlord in the absence of a specific written agreement or notice pursuant to Section 8 below signed by Landlord to such an effect.  In addition, Landlord, by consenting to the Sublease, agrees that until the occurrence of a breach or default in the performance of Tenant's obligations under the Master Lease, and unless and until Landlord terminates the Master Lease and elects to cause Subtenant to attorn to Landlord as provided in Section 8 below, Tenant withhold any security deposit provided by Subtenant under the Sublease.

            6.         Both Tenant and Subtenant shall be and continue to be liable for the payment of (a) all bills rendered by Landlord for charges incurred by Subtenant for services and materials supplied to the Sublet Premises beyond that which is required by the terms of the Master Lease and; (b) any additional costs incurred by Landlord for maintenance and repair of the Sublet Premises as the result of Subtenant (rather than Tenant) occupying the Sublet Premises (including but not limited to any excess cost to Landlord of services furnished to or for the Sublet Premises resulting from the extent to which Subtenant uses the Sublet Premises for purposes other than as set forth in the Master Lease).

            7.         Notwithstanding anything to the contrary contained in the Sublease, all requests for any service to be supplied by Landlord to the Sublet Premises, all requests to alter the Sublet Premises, all requests to further sublet the Sublet Premises or assign the Sublease, and all other requests for Landlord's consent or approval must be made by Tenant on behalf of Subtenant.

3

            8.         The term of the Sublease shall expire and come to an end on its stated expiration date or any premature termination date thereof or, except as provided in the immediately following sentence, concurrently with any premature or stated termination of the Master Lease (whether by consent or other right now or hereafter agreed to by Landlord or Tenant, by operation of law, or at Landlord's option in the event of default by Tenant) and Subtenant shall vacate the Sublet Premises on or before such date.  Notwithstanding the foregoing, in the event that the term of the Master Lease should terminate prior to the term of the Sublease, it is agreed that, at the option of Landlord, which option shall be exercisable by written notice to Subtenant prior to or within thirty (30) days after the effective date of such termination, Subtenant shall be bound to Landlord under the terms, covenants, and conditions of the Sublease as provided in subparagraph (x), below, for the remaining balance of the stated terms of the Sublease (as opposed to early termination) thereof, with the same force and effect as if the Sublease was a direct lease between Landlord, as landlord, and Subtenant, as tenant, and Subtenant does hereby agree to attorn to Landlord as its landlord, such attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties  to this Agreement, immediately upon Landlord's exercise of the aforementioned option.

                        (x) In the event Landlord exercises its option of attornment as provided in the paragraph immediately above, (A) Tenant shall, immediately upon demand, deliver to Landlord the amount of any cash security deposit provided to Tenant by Subtenant (less any portion thereof that has been properly applied by Tenant to any obligation of Subtenant under the terms of the Sublease, which obligation was due and payable prior to termination of the Master Lease by Landlord) or the original of any letter of credit provided to Tenant by Subtenant as a security deposit,  together with any documents necessary to transfer the beneficial interest in any such letter of credit to Landlord or Landlord's lender (if so requested by Landlord), duly executed by Tenant, and Tenant and Subtenant shall be jointly and severally liable to Landlord for the payment of any fees required to be paid to the issuing bank to transfer any such letter of credit, and Tenant and Subtenant shall take any actions necessary to allow such letter of credit to be transferred to Landlord or Landlord's lender (if so requested by Landlord), and (B) Subtenant shall observe and perform: (i) each of the terms, covenants and conditions of the Sublease that Landlord designates be observed and performed, and (ii) such other terms, covenants and conditions to which the parties may agree. It is further agreed that Landlord shall not be:

(a) liable for any act or omission of any prior sub-landlord (including Tenant) under the Sublease; or

(b) obligated to cure any defaults of any prior sub-landlord (including Tenant) which occurred prior to the term that Landlord succeeded to the interest of Tenant under the Sublease; or

(c) subject to any offsets or defenses which Subtenant may be entitled to assert against any prior sub-landlord (including Tenant); or

4

(d) bound by any payment of rent or additional rent by Subtenant to any sub-landlord (including Tenant) for more than one month in advance; or

(e) bound by any amendment or modification of the Sublease made without the written consent of Landlord; or

                        (f)  liable or responsible for or with respect to retention, application and/or return to subtenant of any security deposit paid to or letter of credit delivered to any prior sub-landlord (including Tenant), whether or not still held by such prior sub-landlord, unless and until, and only to the extent, Landlord has actually received for its own account as Landlord such security deposit or such letter of credit; or

(g) liable for any representations or warranties made by Tenant under the Sublease; or

(h) liable for any indemnification obligations of Tenant under the Sublease; or

(i) liable for any obligations of Tenant to construct or provide an allowance for tenant improvements under the Sublease.

            9.         In addition to Tenant's obligations under the Master Lease to maintain insurance, Subtenant shall add and maintain Landlord as an additional insured under Subtenant's insurance policies.  Subtenant shall cause each insurance policy carried by Subtenant and insuring the Sublease Premises and the fixtures and property therein to provide that the insurance company waives all rights of subrogation against Landlord in connection with any loss.

10. Landlord's consent, as set forth under Section 3.(d) above, shall be subject to the following:

(a) Subtenant shall pay to Landlord by certified bank check a fee of Ten Thousand Dollars and 00/100 ($10,000.00) due upon presentation of Landlord's consent;

(b) Tenant and Subtenant agree that the withholding of Landlord's consent shall be deemed reasonable if all of the following conditions are not satisfied;

                               (i)         The proposed assignee or subtenant shall use the Premises only for the permitted use, and the business of the proposed assignee or subtenant (and the nature of said person's business invitees and licenses) is consistent with the other uses and the standards of the Building, in Landlord's reasonable judgment.

                               (ii)        The proposed assignee or subtenant is reputable and has a credit rating reasonably acceptable to Landlord, and otherwise has sufficient financial capabilities to perform all of its obligations under this Lease or the proposed sublease, in Landlord's reasonable judgment; and in all other cases, the proposed subtenant is reputable and has a credit rating reasonably acceptable to Landlord.

5

                               (iii)       Neither the proposed assignee or subtenant is a person to whom Landlord has during the three (3) month period prior to the delivery of Tenant's written notice, actively negotiated (as documented in writing) for space in the Building that would generally fit such parties leasing requirements.

(iv) Subtenant is not in default and has not committed acts or omissions which with the running of time or the giving of notice or both would constitute a default under the sublease.

The conditions described above are not exclusive and shall not limit or prevent Landlord from considering additional factors in determining if it should reasonably withhold its consent.

11. This Consent is not assignable, nor shall this Consent be consent to any amendment, modification, extension or renewal of the Sublease, without Landlord's prior written consent.

            12.       Tenant covenants and agrees that under no circumstances shall Landlord be liable for any brokerage commission or other charge or expense in connection with the Sublease and Tenant agrees to indemnity, protect, defend and hold Landlord harmless against same and against any cost or expense (including but not limited to counsel fees) incurred by Landlord in resisting any claim for such brokerage commission. Further, Subtenant agrees to indemnify, protect, defend and hold Landlord harmless against any cost or expense (including but not limited to counsel fees) incurred by Landlord in resisting any claim for brokerage commissions of brokers claiming through or as agent for Subtenant.

            13.       Tenant and Subtenant understand and acknowledge that Landlord's consent hereto is not consent to any improvement or alteration work being performed in the Sublet Premises, that Landlord's consent for such work must be separately sought and will not necessarily be given and that if such consent is given the same will be subject to Tenant and Subtenant's execution of Landlord's standard form of agreement with respect to work being performed in the Building by persons other than Landlord unless otherwise agreed to in writing by Landlord.

14. In the event of any conflict between the provisions of this Consent to Sublease and the provisions of the Sublease or the Master Lease, the provisions of this Consent to Sublease shall prevail.

            15.       Any notice or communication that any party hereto may desire or be required to give any other party under or with respect to this Consent to sublease shall be in writing and shall be deemed to have been given upon the earlier of actual receipt or the third day after deposit in the U.S. Mail, certified mail, return receipt requested, postage pre-paid, addressed to such other party in the case of Landlord at 3000 Executive Parkway, Suite 236, San Ramon, California, 94583, and in the case of Tenant at 201 Mission Street, San Francisco, CA 94105 and in the case of subtenant at the Sublet Premises, or in any case at such other address as such other party may have designated by notice given in accordance with the provisions of this paragraph.

6

            16.       This Consent to Sublease shall be construed in accordance with the laws of the State of California and may not be changed or terminated orally or by course of conduct. This Consent to Sublease, together with the Master Lease, contains the entire agreement between Landlord, on the one hand, and Tenant and Subtenant, on the other hand, with respect to the subject matter hereof. Time is of the essence of each provision of this agreement.

            17.       Tenant and Subtenant agree, at any time, and from time to time, upon not less than 15 days prior notice by Landlord to execute, acknowledge and deliver to Landlord, a statement in writing certifying that the Sublease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the fixed or base rental, additional rent and other charges have been paid, and stating whether or not to the best knowledge of the signer of such certificate, Tenant or Subtenant is in default in performance of any covenant, agreement, term, provision or condition contained in the Sublease and, if so, specifying each such default of which the signer may have knowledge, is being intended that any such statement delivered pursuant hereto may be relied upon by Landlord and any prospective purchaser or lessee of the Building, or lender or prospective lender to any such party.  Tenant and Subtenant also agree to execute and deliver from time to time such other estoppel certificates as a prospective purchaser or an institutional lender may require with respect to the Sublease.

            18.       In the event of any action or proceeding at law or in equity between or among the parties to this Consent to Sublease as a consequence of any controversy, claim or dispute relating to this agreement or the breach thereof or to enforce any of the provisions and/or rights hereunder, the unsuccessful party or parties to such action or proceeding shall pay to the successful party or parties all costs and expenses, including reasonable attorneys' fees incurred therein by such successful party or parties, and if such successful party or parties shall recover judgment in any such arbitration, action or proceeding, such costs, expenses and fees shall be included in and as part of such judgment.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

7

19. The execution of a copy of this Consent by Subtenant shall constitute Subtenant's acknowledgement that it has received a copy of the Master Lease from Tenant.

IN WITNESS WHEREOF, the parties have executed this Consent to Sublease as of the date first written above.

TENANT: PROVIDIAN FINANCIAL, INC.,
a Delaware corporation

By: _____________________________

Title: ____________________________

SUBTENANT: EVOLVE SOFTWARE, INC.,
a Delaware corporation

By: _____________________________

Title: ____________________________

LANDLORD: PACIFIC SPEAR CORPORATION,
a Delaware corporation

By: _____________________________
David A. Hennefer

Title: Assistant-Secretary

8